Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/19/2012	Investors: Kathy Martin, 630-623-7833
Media: Lisa McComb, 630-623-3707
McDONALD'S REPORTS THIRD QUARTER EARNINGS WITH POSITIVE
COMPARABLE SALES ACROSS ALL SEGMENTS
OAK BROOK, IL - McDonald's Corporation today announced results for the third quarter ended September 30, 2012. In constant currencies, the Company posted higher revenues and earnings per share compared with the prior year while operating income was flat. On an as reported basis, revenues were relatively flat and operating income and earnings per share decreased, reflecting the impact of foreign currency translation.
“While our sales momentum and current financial results reflect today's challenging conditions, we continue to see significant long-term opportunities for brand McDonald's and remain confident in the underlying strength of our business model,” said McDonald's Chief Executive Officer Don Thompson. “We have the right plans in place to drive long-term profitable growth along with the experience and alignment throughout the McDonald's System to navigate the current environment. We expect near-term top- and bottom-line growth to remain pressured as we focus on driving guest traffic and market share by leveraging our strategies and competitive advantages in response to the global economic, operating and competitive challenges. As we begin fourth quarter, October's global comparable sales are currently trending negative.”
Third Quarter highlights included:

•	Global comparable sales increased 1.9%, with positive comparable sales in each geographic segment

•	Consolidated revenues of $7.2 billion were relatively flat compared with the prior year (up 4% in constant currencies)

•	Consolidated operating income of $2.3 billion decreased 4% (flat in constant currencies)

•	Diluted earnings per share of $1.43, down 1% (up 4% in constant currencies), including $0.08 per share of negative currency impact

•	Returned $1.3 billion to shareholders through share repurchases and dividends
In addition, the Company previously announced the following:

•
On September 20, 2012, McDonald's Board of Directors increased the quarterly cash dividend by 10% to $0.77 per share - the equivalent of $3.08 per share annually - effective for the fourth quarter 2012

McDonald's U.S. posted a comparable sales increase of 1.2% for the third quarter amid broad competitive activity. During the quarter, the U.S. showcased beverages, breakfast and classic core favorites, featured everyday value and continued to upgrade McDonald's existing restaurant base with fresh, modern designs. Operating income for the quarter declined 1%.
During third quarter, Europe generated comparable sales growth of 1.8% and delivered market share gains despite negative guest traffic. Europe's operating income decreased 7% for the quarter (increased 3% in constant currencies). Comparable sales and operating income in Russia, the U.K. and France led the segment's results, partially offset by Germany. Throughout Europe, premium food events, emphasis on everyday value and the ongoing benefits of reimaged restaurants supported the segment's results.
In Asia/Pacific, Middle East and Africa (APMEA), comparable sales increased 1.4% for the quarter as limited-time offers, featured alongside classic core favorites and unique value platforms, attracted more customers to McDonald's. APMEA's operating income increased 3% (4% in constant currencies) as solid comparable sales and operating income performance in China and Australia were partly offset by ongoing weakness in Japan and other markets.

Don Thompson concluded, “The McDonald's System remains focused on building the business for the long-term by meeting the evolving needs of our customers. We continue to execute against our global priorities of optimizing our menu, modernizing the customer experience and broadening accessibility under the Plan to Win while implementing near-term tactical shifts to build momentum, enhance the relevance of our brand and deliver increased value to the McDonald's System and our shareholders.”

KEY HIGHLIGHTS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended September 30,				Nine Months Ended September 30,
	2012	2011	% (Dec)	% Inc Excluding Currency Translation	2012	2011	% Inc/ (Dec)	% Inc Excluding Currency Translation
Revenues	$7,152.4	$7,166.3	0	4	$20,614.9	$20,183.3	2	6
Operating income	2,287.2	2,394.7	(4)	0	6,406.8	6,409.7	0	4
Net income	1,455.0	1,507.3	(3)	1	4,068.7	4,126.5	(1)	3
Earnings per share-diluted*	1.43	1.45	(1)	4	3.98	3.94	1	5

*	Foreign currency translation had a negative impact of $0.08 and $0.16 on diluted earnings per share for the quarter and nine months ended September 30, 2012, respectively.
THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Comparable sales represent sales at all restaurants and comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters. Comparable sales exclude the impact of currency translation. Comparable sales are driven by changes in guest counts and average check, which is affected by changes in pricing and product mix. Management reviews the increase or decrease in comparable sales and comparable guest counts compared with the same period in the prior year to assess business trends. The number of weekdays and weekend days, referred to as the calendar shift/trading day adjustment, can impact comparable sales and guest counts. In addition, the timing of holidays can impact comparable sales and guest counts.
Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation and bases incentive compensation plans on these results because they believe this better represents the Company's underlying business trends.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 in the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and nine months ended September 30, 2012.
McDonald's Corporation will broadcast its investor conference call live over the Internet at 10:00 a.m. Central Time on October 19, 2012. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.
The Company plans to release October 2012 sales information on November 8, 2012.

Kathy Martin, Vice President of Investor Relations, will speak at 10:35 a.m. Central Time at the Morningstar 2012 Management Behind the Moat Conference on November 8, 2012. This presentation will be available for replay for a limited time thereafter at www.morningstar.com.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc/ (Dec)
Quarters Ended September 30,	2012	2011	$	%
Revenues
Sales by Company-operated restaurants	$4,838.4	$4,855.5	(17.1)	0
Revenues from franchised restaurants	2,314.0	2,310.8	3.2	0

TOTAL REVENUES	7,152.4	7,166.3	(13.9)	0

Operating costs and expenses
Company-operated restaurant expenses	3,914.4	3,883.3	31.1	1
Franchised restaurants—occupancy expenses	383.4	376.2	7.2	2
Selling, general & administrative expenses	620.9	580.9	40.0	7
Impairment and other charges (credits), net	6.2	(6.6)	12.8	n/m
Other operating (income) expense, net	(59.7)	(62.2)	2.5	4
Total operating costs and expenses	4,865.2	4,771.6	93.6	2

OPERATING INCOME	2,287.2	2,394.7	(107.5)	(4)

Interest expense	128.1	124.0	4.1	3
Nonoperating (income) expense, net	5.5	7.5	(2.0)	(25)

Income before provision for income taxes	2,153.6	2,263.2	(109.6)	(5)
Provision for income taxes	698.6	755.9	(57.3)	(8)

NET INCOME	$1,455.0	$1,507.3	(52.3)	(3)

EARNINGS PER SHARE-DILUTED	$1.43	$1.45	(0.02)	(1)

Weighted average shares outstanding-diluted	1,015.4	1,041.3	(25.9)	(2)
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc/ (Dec)
Nine Months Ended September 30,	2012	2011	$	%
Revenues
Sales by Company-operated restaurants	$13,944.1	$13,705.6	238.5	2
Revenues from franchised restaurants	6,670.8	6,477.7	193.1	3

TOTAL REVENUES	20,614.9	20,183.3	431.6	2

Operating costs and expenses
Company-operated restaurant expenses	11,392.6	11,106.8	285.8	3
Franchised restaurants-occupancy expenses	1,134.3	1,103.5	30.8	3
Selling, general & administrative expenses	1,830.7	1,732.5	98.2	6
Impairment and other charges (credits), net	6.2	(4.2)	10.4	n/m
Other operating (income) expense, net	(155.7)	(165.0)	9.3	6
Total operating costs and expenses	14,208.1	13,773.6	434.5	3

OPERATING INCOME	6,406.8	6,409.7	(2.9)	0

Interest expense	387.0	365.9	21.1	6
Nonoperating (income) expense, net	8.8	15.3	(6.5)	(42)

Income before provision for income taxes	6,011.0	6,028.5	(17.5)	0
Provision for income taxes	1,942.3	1,902.0	40.3	2

NET INCOME	$4,068.7	$4,126.5	(57.8)	(1)

EARNINGS PER SHARE-DILUTED	$3.98	$3.94	0.04	1

Weighted average shares outstanding-diluted	1,023.3	1,048.2	(24.9)	(2)

n/m Not meaningful

4